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                                                                Exhibit 3.4


                                    RESTATED

                                     BY-LAWS

                                       OF

                          CROWLEY MARITIME CORPORATION

                            (EFFECTIVE MAY 20, 1994)

                                    ARTICLE I

                                     OFFICES

                  Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

                  Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  Section 1. Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2. The annual meeting of stockholders shall be held on the second Thursday of May, if not a holiday designated by the corporation, and, if such a holiday, then on the next succeeding day which is not a holiday designated by the corporation. The meeting shall commence at 2:00 P.M. The annual meeting of stockholders may instead be held at such other date and time as shall be designated from time to time by the board of directors. Except as otherwise provided by the Restated Certificate of incorporation, as amended from time to time (the "certificate of incorporation"), at the annual meeting of stockholders the holders of Common Stock and Series A Junior Convertible Preferred Stock shall elect by
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a plurality vote a board of directors and the holders of Series B Preferred
Stock shall elect by a plurality vote one member of the board of directors that they may otherwise be entitled to elect, if any. Such other business shall be transacted at the annual meeting of stockholders as shall properly come before it.

                  Section 3. Written notice of the annual meeting of stockholders stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

                  Section 4. The officer who has charge, of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  Section 5. Special meetings of the stockholders entitled to vote, for any purpose or purposes, unless otherwise prescribed by statute or by the restated certificate of incorporation, may be called at any time by the Chairman of the Board and shall be called by the Chairman of the Board or the Secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning not less than one-tenth (1/10) in voting power of the Common Stock and Series A Junior Convertible Preferred Stock of the corporation issued and outstanding. Such request shall state the

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purpose or purposes of the proposed meeting. Special meetings of stockholders may be called under other circumstances as provided in the certificate of incorporation.

                  Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty
(60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

                  Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                  Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock entitled to vote present in person or represented by proxy shall decide any questions brought before such meeting, unless the question is one upon which by express provision of the statutes,


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the certificate of incorporation or of these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

                  Section 10. Unless otherwise provided in the certificate of incorporation, each holder of Common Stock shall at every meeting of the stockholders be entitled to one (1) vote for each share of Common Stock held by such stockholder, and each holder of Series A Junior Convertible Preferred Stock or Series B Preferred Stock shall be entitled to such votes as are specified in the certificate of incorporation. Any person entitled to vote may do so in person or by proxy, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

                  Section 11. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

                  Section 1. Except as otherwise provided in the certificate of incorporation, the number of directors constituting the whole board shall be fixed from time to time by the board of directors, but shall not be less than six (6) nor greater than ten (10). During any period when the holders of the Series B Preferred Stock as one class have the right to elect one (1) director, then and during such time as such


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right continues the then authorized number of directors shall be increased by one (1). Except as otherwise provided in the certificate of incorporation, the directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

                  Section 2. Except as provided in the certificate of incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office although less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless he sooner resigns or is removed. If there are not directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any other vacancies or newly created directorships, or to replace the directors chosen by the directors then if office.

                  Section 3. The business and affairs of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

                  Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

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                  Section 5. The annual meeting of the board of directors shall beheld immediately after the annual stockholders' meeting and at the place where such meeting is held or at the place announced by the Chairman of such meeting. No notice of an annual meeting of the board of directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

                  Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.


                  Section 7. Special meetings of the board may be called by the Chairman of the Board on not less than two (2) days' notice to each director; special meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of two directors.

                  Section 8. At all meetings of the board a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

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                  Section 10. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

                  Section 11. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one (1) or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall, except as authorized by applicable law, have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to


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adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

                  Section 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                            COMPENSATION OF DIRECTORS

                  Section 13. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or .a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                     NOTICES

                  Section 1. Whenever, under the provisions of applicable law, the certificate of incorporation or these by-laws, notice is required to be given to any director or stockholder, it shall be given by personal delivery, mail, facsimile or telegraphic communication addressed to such director or stockholder, at his address as it appears on the records of the corporation, and such notice shall be deemed to be given at the time when the same shall be delivered personally, deposited in the United States mail or transmitted as appropriate. Notice to directors may also be made by telephone.

                  Section 2. Notice of a meeting need not be given to any director or stockholder who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director or stockholder.

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                                    ARTICLE V

                                    OFFICERS

                  Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a Chairman of the Board, a President, a Vice-President, a Secretary and a Treasurer. The board of directors may also choose additional Vice-Presidents, and one (1) or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

                  Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board, one
(1) or more Vice-Presidents, a Secretary and a Treasurer.


                  Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

                  Section 4. The compensation of all officers of the corporation shall be fixed in a manner authorized by the board of directors.

                  Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                              CHAIRMAN OF THE BOARD

                  Section 6. The Chairman of the Board shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors and shall have general supervision over the business and affairs of the corporation and shall see that all orders and

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resolutions of the board of directors are carried into effect and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors and prescribed by these by-laws.

                  Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors or the Chairman of the Board to some other officer or agent of the corporation.

                                  THE PRESIDENT

                  Section 8. The President shall be the chief operating officer of the corporation, shall in the absence of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board, and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or the Chairman of the Board, or prescribed by these by-laws.

                               THE VICE-PRESIDENTS

                  Section 9. The Vice-Presidents shall perform such duties and have such powers as the board of directors, the Chairman of the Board, or the President from time to time prescribe.


                      THE SECRETARY AND ASSISTANT SECRETARY

                  Section 10. The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and, except as otherwise provided in these by-laws, special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, Chairman of the Board or President, under whose supervision he shall be. He shall have custody of the corporate seal of the


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corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The board of directors may given general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

                  Section 12. The Assistant Secretary, or if there be more than one (1), the Assistant Secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or is the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the board of directors, Chairman of the Board or President may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

                  Section 13. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

                  Section 14. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the President and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

                  Section 15. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death,


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resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                  Section 16. The Assistant Treasurer, or if there shall be more than one (1), the Assistant Treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, Chairman of the Board, or President may from time to time prescribe.

                                   ARTICLE VI

                              CERTIFICATE OF STOCK

                  Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board, the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, representing the number of shares owned by him in the corporation.

                  Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

                  Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate


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of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFERS OF STOCK

                  Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

                  Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

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                  Section 6. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or the Secretary. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be a the close of business on the day on which the board of directors adopts the resolution taking such prior action.

                  Section 7. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

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                             REGISTERED STOCKHOLDERS

                  Section 8. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

                  Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

                  Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


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                                ANNUAL STATEMENT

                  Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders entitled to vote thereat, a full and clear statement of the business and condition of the corporation.

                                     CHECKS

                  Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.


                                   FISCAL YEAR

                  Section 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

                  Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the date of its organization and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  Section 1. The corporation shall indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the corporation or of a subsidiary of the corporation or by reason of the fact that such director or officer is or was serving at the request of the corporation as a director, officer, employee, trustee, fiduciary, advisor or agent of another company, partnership, joint venture, trust or other enterprise against expenses (including


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attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the fullest extent permitted by the General Corporation Law of the State of Delaware.

                  The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under, any provision of the certificate of incorporation, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee, trustee, fiduciary, advisor or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                  Section 2. The corporation may indemnify any other person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was an employee or agent of the corporation or of a subsidiary of the corporation or is or was serving at the request of the corporation or of a subsidiary of the corporation or is or was serving at the request of the corporation as a director, officer, employee, trustee, fiduciary, advisor or agent of another company, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the fullest extent permitted by the General Corporation Law of the State of Delaware.

                                   ARTICLE IX

                                   AMENDMENTS

                  Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders entitled to vote or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if


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notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.






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